Exhibit 99.3

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

On June 6, 2018, Daseke, Inc. (“Daseke”), the largest owner of flatbed and specialized transportation and logistics solutions in North America, completed the acquisition of Aveda Transportation and Energy Services (“Aveda”), one of the largest and fastest-growing oil rig moving companies in North America.

Daseke and Aveda entered into an arrangement agreement on April 13, 2018 (the “Agreement”). Under terms of the Agreement, Daseke paid CAD $0.90 (USD  $0.70) per share, or approximately USD $42.6 million, plus the payoff of USD $54.8 million in Aveda debt, net of cash. The consideration was comprised of approximately USD $27.3 million in cash and USD $15.3 million (1,612,979 shares) in Daseke common shares.  Daseke also agreed to pay an earn-out of up to CAD $0.45 per Aveda common share (if any, the "Earn-out") contingent on Aveda achieving certain EBITDA (as defined in the Agreement) targets (the “Transaction”). The Transaction was financed with cash on hand by Daseke, and all figures have been translated from Canadian dollars into U.S. dollars at an exchange rate of CAD $1/ USD $0.79.

The unaudited pro forma combined consolidated financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated. In addition, the unaudited pro forma combined consolidated financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined consolidated financial statements do not include the impact of any revenue, cost or other operating synergies that may result from the Transaction.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of the Current Report on Form 8-K/A to which these unaudited pro forma combined consolidated financial statements are filed as Exhibit 99.3 (the Current Report). The pro forma combined consolidated financial statements are derived from and should be read in conjunction with (i) Daseke’s consolidated financial statements and related footnotes for the year ended December 31, 2017,  (ii)  Daseke’s unaudited consolidated financial statements for the three months ended March 31, 2018, and (iii) the financial statements of Aveda, which are filed as Exhibits 99.1 and 99.2 to the Current Report.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

(USD $ in thousands, except per share amounts)

	Daseke Historical	Aveda (Note 4)	Pro Forma Adjustments	Notes (See Note 5)	Daseke Combined
Revenue	$327,581	$47,501	$-		$375,082
Operating expenses	319,824	47,246	520	(a)	367,590
Income (loss) from operations	7,757	255	(520)		7,492
Interest income	(442)	-	-		(442)
Interest expense	10,337	1,299	(1,299)	(b)	10,337
Other	(959)	(1)	-		(960)
Total other expense	8,936	1,298	(1,299)		8,935
Income (loss) before provision (benefit) for income taxes	(1,179)	(1,043)	779		(1,443)
Provision (benefit) for income taxes	(382)	45	-		(337)
Net income (loss)	$(797)	$(1,088)	$779		$(1,106)

Net loss per common share:
Basic	$(0.04)	$(0.02)			$(0.04)
Diluted	$(0.04)	$(0.02)			$(0.04)
Weighted-average common shares outstanding:
Basic	54,315,736		1,612,979		55,928,715
Diluted	54,315,736		1,612,979		55,928,715

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2017

(USD $ in thousands, except per share amounts)

	Daseke Historical	Aveda (Note 4)	Pro Forma Adjustmens	Notes (See Note 6)	Daseke Combined
Revenue	$846,304	$154,043	$-		$1,000,347
Operating expenses	839,289	154,925	2,078	(a)	996,292
Income (loss) from operations	7,015	(882)	(2,078)		4,055
Interest income	(398)	-	-		(398)
Interest expense	29,556	5,570	(5,570)	(b)	29,556
Write-off of unamortized deferred financing fees	3,883	-	-		3,883
Other	(740)	34	-		(706)
Total other expense	32,301	5,604	(5,570)		32,335
Income (loss) before provision (benefit) for income taxes	(25,286)	(6,486)	3,492		(28,280)
Provision (benefit) for income taxes	(52,282)	111	-		(52,171)
Net income (loss)	$26,996	$(6,597)	$3,492		$23,891

Net income (loss) per common share:
Basic	$0.59	$(0.13)			$0.48
Diluted	$0.56	$(0.13)			$0.46
Weighted-average common shares outstanding:
Basic	37,592,549		1,612,979		39,205,528
Diluted	39,593,701		1,612,979		1,206,680

Notes to Unaudited Pro Forma Combined Consolidated Financial Statements

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma combined consolidated financial statements (“Pro Forma”) have been prepared in connection with the Transaction. The Pro Forma has been prepared for illustrative purposes only and to give effect to the Transaction pursuant to the assumptions described in Notes 3, 4, 5, and 6 to the Pro Forma. The unaudited pro forma combined consolidated statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 give effect to the Transaction as if it had occurred as of January 1, 2018 and January 1, 2017, respectively. Aveda’s financial statements are prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board (“IASB”), and have been conformed to U.S. GAAP for inclusion in the Pro Forma. These adjustments are discussed in Note 4(c).

The Pro Forma are based on the historical consolidated financial statements of each of Daseke and Aveda and have been prepared to reflect the Transaction, including the stock issuance and financing arrangements established to fund the Transaction. The Pro Forma do not necessarily reflect the results of operations or the financial position of Daseke that actually would have resulted had the Transaction occurred on the dates indicated, nor project the results of operations or financial position of Daseke for any future dates or periods.

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results. The pro forma adjustments have been prepared to illustrate the estimated effect of the Transaction and certain other adjustments. Any non-recurring items directly attributable to the Transaction are not included in the unaudited pro forma combined consolidated statements of operations. In contrast, any non-recurring items that were already included in Daseke's or Aveda's historical consolidated financial statements that are not directly related to the Transaction have not been eliminated. The Pro Forma do not reflect the non-recurring cost of any integration activities or benefits from the Transaction including potential synergies that may be generated in future periods.

The pro forma adjustments and allocations of the purchase price of Aveda are based on preliminary estimates of the fair value of the consideration paid and the fair value of the assets acquired and liabilities to be assumed. Because the unaudited pro forma combined consolidated financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. Daseke expects to finalize its allocation of the purchase consideration as soon as practicable following the completion of the Transaction.

The unaudited pro forma combined consolidated statements of operations should be read in conjunction with:

•	The accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Statements;
•	Daseke’s audited consolidated financial statements and accompanying notes contained in Daseke’s Annual Report on Form 10-K as of and for the year ended December 31, 2017;
•	Daseke’s unaudited consolidated financial statements and accompanying notes contained in Daseke’s Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2018;
•	Aveda’s audited consolidated financial statements and related notes as of and for the year ended December 31, 2017; and,
•	Aveda’s unaudited interim consolidated financial statements and related notes as of and for the three months ended March 31, 2018.

The following historical exchange rates were used to translate Aveda's financial statements and calculate certain adjustments to the pro forma financial statements from CAD $ to USD $ (or "$"):

•	Average daily closing exchange rate for the year ended December 31, 2017: CAD $1 / USD $0.7712
•	Average daily closing exchange rate for the three months ended March 31, 2018: CAD $1 / USD $0.7908

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The accounting policies used in preparing the unaudited pro forma combined consolidated financial statements are set out in Daseke’s Annual Report in Form 10-K for the year ended December 31, 2017. In preparing the unaudited pro forma combined consolidated financial statements, a review was undertaken by management of Daseke to identify accounting policy differences between Daseke’s policy elections under U.S. GAAP and Aveda’s use of IFRS where the impact was potentially material and could be reasonably estimated. Aveda’s consolidated financial statements have been adjusted to conform to U.S. GAAP, and Daseke’s accounting policies. These adjustments are discussed in Note 4 (c).

NOTE 3  – AVEDA PURCHASE PRICE

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary, and subject to certain post-closing adjustments. A final determination of required adjustments will be made based upon final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. At the close of the Transaction, Daseke paid $27.3 million in cash and $15.4 million (1,612,979 shares) in Daseke common shares to the existing shareholders of Aveda, and $54.8 million in Aveda debt, net of cash.

In addition, following the closing of the Transaction, the earn-out in cash up to CAD $0.45 multiplied by the number of outstanding common shares of Aveda immediately prior to closing may become payable to legacy Aveda shareholders dependent on whether Aveda’s EBITDA exceeds CAD $18.0 million (the “Earn-out”). Following the calculation of EBITDA, Daseke will disburse the Earn-out as follows:

(i)	for the payment to any third party for its calculation of EBITDA, if applicable, and
(ii)	for the payment to each former shareholder of Aveda of record as of the closing date, an amount calculated as follows:

2.74737 × (EBITDA – CAD $18.0 million) / (number of Aveda common shares outstanding at closing)

The Earn-out is subject, in all cases, to a maximum payment of CAD $0.45 per Aveda common share. The estimated fair value of the Earn-out was $20.3 million as of March 31, 2018. The following table summarizes the components of the consideration:

(USD $ in millions, except per share information)	Amount
Daseke Common Shares Issued	1,612,979
Daseke Common Share Price	9.52
Equity Portion of Purchase Price	$15.4
Cash Portion of Purchase Price	27.3
Payoff of Aveda Debt	54.8
Fair value of Earn-out	20.3
Total Consideration	$117.8

The following table summarizes the purchase price allocation adjustments of the assets acquired and liabilities assumed. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Final adjustments, including increases and decreases to depreciation and amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, may be material. Adjustments to the fair value of tangible and intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the Transaction, and the adjustment to goodwill may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of Aveda’s assets acquired and liabilities assumed was as follows:

(USD $ in millions)	Amount
Cash	$3.0
Accounts Receivable	37.3
Prepaid & Other Assets	1.8
Property, Plant and Equipment	89.8
Goodwill	15.9
Current Liabilities	(30.0)
Net Assets Acquired	$117.8

NOTE 4 – HISTORICAL AVEDA FINANCIAL INFORMATION ADJUSTMENTS

The historical Aveda financial information was adjusted as follows: (i) to record entries related to alignment of accounting policies (primarily reclassification of financial statement line items) and (ii) to record IFRS to U.S. GAAP adjustments. Additionally, the below amounts have been translated into U.S. dollars based on the criteria and rates described herein.

UNAUDITED PRO FORMA AVEDA ADJUSTED CONSOLIDATED

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2018

 (USD $ in thousands)

	Aveda Historical	Aveda Reclassified Line Items	Aveda IFRS to U.S. GAAP Adjustments	Aveda Adjusted
	Note 4(a)	Note 4(b)	Note 4(c)
Revenue	$47,501	$-	$-	$47,501
Operating expenses	47,147	-	99	47,246
Income (loss) from operations	354	-	(99)	255
Interest income	-	-	-	-
Interest expense	1,299	-	-	1,299
Other	(1)	-	-	(1)
Total other expense	1,298	-	-	1,298
Loss before provision for income taxes	(944)	-	(99)	(1,043)
Provision for income taxes	45	-	-	45
Net Loss	$(989)	$-	$(99)	$(1,088)

UNAUDITED PRO FORMA AVEDA ADJUSTED CONSOLIDATED

STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2017

(USD $ in thousands)

	Aveda Historical	Aveda Reclassified Line Items	Aveda IFRS to U.S. GAAP Adjustments	Aveda Adjusted
	Note 4(a)	Note 4(b)	Note 4(c)
Revenue	$154,043	$-	$-	$154,043
Operating expenses	154,572	(34)	387	154,925
Income (loss) from operations	(529)	34	(387)	(882)
Interest income	-	-	-	-
Interest expense	5,570	-	-	5,570
Other	-	34	-	34
Total other expense	5,570	34		5,604
Loss before provision Benefit for income taxes	(6,099)	-	(387)	(6,486)
Provision for income taxes	111	-	-	111
Net loss	$(6,210)	$-	$(387)	$(6,597)

(a)	Aveda - Historical

These are Aveda’s historical consolidated statement of operations for the three months ended March 31, 2018 and the year ended December 31, 2017. They are prepared in accordance with IFRS as issued by the IASB and translated from Canadian dollars to U.S. dollars using the exchange rates mentioned herein.

(b)	Aveda - Reclassified Line Items

Aveda’s reclassified consolidated statement of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 are directly extracted from Aveda’s audited IFRS consolidated financial statements. These consolidated financial statements are prepared in accordance with IFRS as issued by the IASB and then adjusted to align with Daseke’s presentation of financial statement line items. The reclassification items in the reclassified combined consolidated statement of operations mainly include USD $0.03 million of operating expenses reclassified to other expenses according to Daseke’s presentation for the year ended December 31, 2017.

(c)	Aveda – IFRS to U.S. GAAP Adjustments

The financial information illustrates the impact of estimated adjustments made to Aveda’s consolidated financial statements prepared in accordance with IFRS in order to present them on a basis consistent with Daseke’s accounting presentation and policies under U.S. GAAP. These adjustments reflect Aveda’s best estimates based on the information currently available and could be subject to change once more detailed information is obtained. To conform to U.S. GAAP, the following adjustments were made:

(i)

Adjustment to reverse certain impairment losses previously recorded under IFRS for goodwill and intangible assets and related amortization expenses of USD $0.1 million and USD $0.4 million for the three months ended March 31, 2018 and the year ended December 31, 2017, respectively. Differences exist between U.S. GAAP and IFRS due to the different requirements for measuring the goodwill and intangible assets impairment loss. Management concluded that such losses would not have been recognized under U.S. GAAP.

NOTE 5 – PRO FORMA ADJUSTMENTS, AS PRESENTED IN THE STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2018

The unaudited pro forma combined consolidated financial statements reflect the following adjustments to give effect to the Transaction as described in the Current Report:

(a)	The allocation of the consideration transferred to the estimated fair value of the assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:
(i)

The change in the estimated depreciation expense of USD $0.5 million for the three months ended March 31, 2018 based on the fair value of transportation equipment of $89.8 million and the straight-line method with a useful life of 10 years.

(b)	Represents the removal of USD $1.3 million interest expense of Aveda assuming the existing debt was paid off as of January 1, 2018.

NOTE 6 – PRO FORMA ADJUSTMENTS, AS PRESENTED IN THE STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2017

The unaudited pro forma combined consolidated financial statements reflect the following adjustments to give effect to the Transaction as described in the Current Report:

(a)	The allocation of the consideration transferred to the estimated fair value of the assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:
(i)

The change in the estimated depreciation expense of USD $2.1 million for the fiscal year ended December 31, 2017 based on the fair value of transportation equipment of $89.8 million and the straight-line method with a useful life of 10 years.

(b)	Represents the removal of USD $5.6 million interest expense of Aveda assuming the existing debt was paid off as of January 1, 2017.